EXHIBIT 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Cosmos Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

N/A

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock	457(c)	135,135,135 (1)(2)	$0.37(3)	$50,000,000 (4)	$.00009270	$4,635
	Equity	Preferred Stock			(5)	(5)	(5)	(5)
	Equity	Warrants			(5)	(5)	(5)	(5)
	Other	Subscription Right			(5)	(5)	(5)	(5)
	Other	Units			(5)	(5)	(5)	(5)
TOTAL								$4,635(6)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities

	Total Offering Amounts
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due (9)

 _____________________________

(1)

There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock; such indeterminate number of warrants to purchase common stock, preferred stock, and/or units; such indeterminate number of units as may be sold by the registrant from time to time, and such indeterminate number of subscription rights to purchase common stock, preferred stock and/or units which together shall have an aggregate initial offering price not to exceed $1,400,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)

The proposed maximum offering price per share will be determined from time to time by the Registrant in connection with, and at the time of, the issuance of the securities and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act and the registration fee is calculated on the basis of the maximum offering price of all securities listed in the Fee Table.

(3)

Calculated pursuant to Rule 457(c) under the Securities Act based upon the closing price of the Registrant’s common stock as reported on the Nasdaq Capital Market on September 6, 2022 on the proposed maximum aggregate offering price of all securities listed.

(4)	The registration fee for securities to be offered by the Registrant is calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(5)	No additional registration fee is required as the fee is calculated on the basis of the maximum offering price of all securities listed in the fee table as set forth in Note (2) above.

(6)	The fee was paid upon the initial filing of the registration statement on September 21, 2022.

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Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

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